Exhibit 99.1

Shareholders Approve Proposals Related to Proposed Merger of Commerce Union Bancshares, Inc. and Community First, Inc.

Necessary Regulatory Approvals Also Received

Merger will Create 4th Largest Community Bank Headquartered in Nashville MSA

with $1.5 Billion in Assets

Brentwood and Columbia, Tenn. – (Dec.15, 2017) – Commerce Union Bancshares, Inc. (“Commerce Union”) (Nasdaq: CUBN), the parent company for Reliant Bank, and Community First, Inc. (“Community First”), the parent company for Community First Bank & Trust, announced today that their shareholders have voted to approve the respective proposals submitted to their shareholders related to the merger of the two companies. The two companies also announced that all regulatory approvals required for the proposed transaction have been received. Subject to the satisfaction or waiver of the remaining conditions to closing contained in the merger agreement, the transaction is expected to close effective January 1, 2018. At closing, Commerce Union will merge Community First Bank & Trust with and into Reliant Bank, and the combined bank will operate as Reliant Bank.

Commerce Union’s shareholders have also approved an amendment to the company’s charter to change the company’s name to “Reliant Bancorp, Inc.” The name change is expected to be effective December 31, 2017, and the company’s stock will begin trading under the new ticker symbol “RBNC” on January 2, 2018.

The merger will create the fourth largest community bank by assets headquartered in the Nashville-Davidson-Murfreesboro-Franklin, TN Metropolitan Statistical Area (“Nashville MSA”), based upon financial data as of September 30, 2017. On a pro forma basis as of September 30, 2017, the combined company will have assets of approximately $1.5 billion, deposits of approximately $1.3 billion, and gross loans of approximately $1.1 billion, and will operate 15 branches, two loan and deposit production offices, and two mortgage services locations throughout Middle Tennessee and Chattanooga.

DeVan D. Ard, Jr., Chairman, President, and Chief Executive Officer of Commerce Union, commented, “Shareholders of Commerce Union and Community First overwhelmingly approved the merger-related proposals, and we welcome the opportunity to serve an expanded base of customers in Maury and Hickman Counties.”

“I’m also pleased to announce the holding company name change to Reliant Bancorp, Inc. This is another step towards brand synergy, and I’m thrilled to have our stock begin trading under the new ticker symbol ‘RBNC’ on January 2, 2018. We will continue to build the Reliant brand across our markets and remain committed to building long-term value for our shareholders,” concluded Ard.

Commenting on Community First shareholder approval of the merger, Louis Holloway, Chief Executive Officer of Community First, said, “Our shareholders’ approval of the merger agreement highlights the growth opportunities that we believe will be realized by joining forces with Reliant Bank. The Reliant brand is an excellent fit for our organization, and we expect to leverage the combined operational excellence of our two companies to benefit our customers, employees, and shareholders. Since the merger was announced earlier this year, we have worked closely with the transition team at Reliant and are excited about joining their team in 2018.”

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Shareholders Approve Proposals Related to Proposed Merger of

Commerce Union Bancshares, Inc. and Community First, Inc.

December 15, 2017

Under the terms of the definitive agreement, shareholders of Community First will receive 0.481 shares of Commerce Union common stock for each share of Community First common stock, which equates to a value of $11.81 per share, or approximately $59.4 million in the aggregate, based on Commerce Union’s closing price of $24.55 as of December 14, 2017. Louis Holloway is expected to join the Reliant Bancorp and Reliant Bank executive management team as Chief Operating Officer, Jim Bratton is expected to assume the role of Maury County Market President for Reliant Bank, and Mr. Holloway and two other current Community First board members are expected to join the Reliant Bancorp, Inc. and Reliant Bank boards of directors.

Contact:

DeVan Ard, Chairman, President and Chief Executive Officer, Commerce Union Bancshares, Inc. (615.221.2020)

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, and Williamson counties, Tennessee, along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $749 million in loans, and approximately $840 million in deposits. For additional information, locations, and hours of operation, please visit their website at www.reliantbank.com.

About Community First and Community First Bank & Trust

Community First, Inc., headquartered in Columbia, Tennessee, is the bank holding company for Community First Bank & Trust. Community First Bank & Trust had approximately $477 million in total assets, approximately $316 million in loans, and approximately $423 million in deposits as of September 30, 2017. In addition to its three branches in Columbia, Community First Bank & Trust also operates branch locations in Mt. Pleasant, Thompson’s Station, Centerville, and Lyles, Tennessee. For additional information about Community First, Inc. and Community First Bank & Trust, please visit their website at www.cfbk.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Commerce Union and Community First of the merger, Commerce Union’s and Community First’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Commerce Union’s and Community First’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Commerce Union and Community First to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, (2) the ability of Commerce Union and Community First to meet expectations regarding the timing and completion and accounting and tax treatment of the transaction, (3) the effect of the announcement of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (6) the amount of the costs, fees, expenses, and charges related to the transaction, (7) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (8) the failure of any of the conditions to the closing of the transaction to be satisfied, or any unexpected delay in closing the transaction, (9) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the transaction, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or Community First’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Commerce Union and Community First believe the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union and Community First disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

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